Exhibit g (5) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

EXHIBIT 1

TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,

STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY

Dated December 1, 1993

(Exhibit 1 revised as of 2/15/13)

Edward Jones Money Market Fund

Federated Adjustable Rate Securities Fund

Federated Equity Income Fund, Inc.

Federated GNMA Trust

Federated Global Allocation Fund

Federated Government Income Securities, Inc.

Federated High Income Bond Fund, Inc.

Federated High Yield Trust

Federated Income Trust

Federated Intermediate Government Fund, Inc.

Federated Total Return Government Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Cash Trust Series, Inc.:

Federated Government Cash Series

Federated Municipal Cash Series

Federated Prime Cash Series

Federated Treasury Cash Series

Cash Trust Series II:

Federated Treasury Cash Series II

Federated Core Trust:

Federated Bank Loan Core Fund

Federated Inflation-Protected Securities Core Fund

Federated Mortgage Core Portfolio

High Yield Bond Portfolio

Federated Core Trust II, L.P.

Emerging Markets Fixed Income Core Fund

Federated Core Trust III:

Federated Project and Trade Finance Core Fund

Federated Equity Funds:

Federated Capital Appreciation Fund

Federated Clover Small Value Fund

Federated Clover Value Fund

Federated Kaufmann Fund

Federated Kaufmann Large Cap Fund

Federated Kaufmann Small Cap Fund

Federated MDT Mid Cap Growth Strategies Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund

Federated Fixed Income Securities, Inc.:

Federated Strategic Income Fund

Federated Income Securities Trust:

Federated Capital Income Fund

Federated Floating Rate Strategic Income Fund

Federated Fund for U.S. Government Securities

Federated Intermediate Corporate Bond Fund

Federated Real Return Bond Fund

Federated Short-Term Income Fund

Federated Index Trust:

Federated Max-Cap Index Fund

Federated Mid-Cap Index Fund

Federated Institutional Trust:

Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund

Federated Intermediate Government/Corporate Fund

Federated Insurance Series:

Federated Managed Tail Risk Fund II

(formerly Federated Capital Appreciation Fund II)

Federated Fund for U.S. Government Securities II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Managed Volatility Fund II

Federated Prime Money Fund II

Federated Quality Bond Fund II

Federated Investment Series Funds, Inc.:

Federated Bond Fund

Federated Managed Pool Series:

Federated Corporate Bond Strategy Portfolio

Federated High-Yield Strategy Portfolio

Federated Mortgage Strategy Portfolio

Federated MDT Series:

Federated MDT All Cap Core Fund

Federated MDT Balanced Fund

Federated MDT Large Cap Growth Fund

Federated MDT Small Cap Growth Fund

Federated MDT Small Cap Core Fund

Federated Total Return Series, Inc.:

Federated Mortgage Fund

Federated Total Return Bond Fund

Federated Ultrashort Bond Fund

Money Market Obligations Trust:

Federated Alabama Municipal Cash Trust

Federated Automated Cash Management Trust

Federated Automated Government Money Trust

Federated California Municipal Cash Trust

Federated Connecticut Municipal Cash Trust

Federated Florida Municipal Cash Trust

Federated Georgia Municipal Cash Trust

Federated Government Obligations Fund

Federated Liberty U.S. Government Money Market Trust

Federated Massachusetts Municipal Cash Trust

Federated Master Trust

Federated Michigan Municipal Cash Trust

Federated Minnesota Municipal Cash Trust

Federated Money Market Management

Federated Municipal Obligations Fund

Federated New Jersey Municipal Cash Trust

Federated New York Municipal Cash Trust

Federated North Carolina Municipal Cash Trust

Federated Ohio Municipal Cash Trust

Federated Pennsylvania Municipal Cash Trust

Federated Prime Cash Obligations Fund

Federated Prime Management Obligations Fund

Federated Prime Obligations Fund

Federated Prime Value Obligations Fund

Federated Tax-Free Obligations Fund

Federated Tax-Free Trust

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated Virginia Municipal Cash Trust

Tax-Free Money Market Fund